Subsidiaries of the Company

                                                                Jurisdiction of
Subsidiaries                           Percentage Owned         Incorporation
------------                           ----------------         -------------

Sun National Bank                           100%                United States

Med-Vine, Inc.(1)                           100%                Delaware

Sun Capital Trust III                       100%                Delaware

Sun Capital Trust IV                        100%                Delaware

Sun Capital Trust V                         100%                Delaware

Sun Capital Trust VI                        100%                Delaware

Sun Capital Trust VII (2)                   100%                Delaware

CBNJ Capital Trust I                        100%                Delaware

Sun Financial Services, L.L.C. (1)          100%                New Jersey

2020 Properties, L.L.C. (1)                 100%                New Jersey

Sun Home Loans, Inc. (1) (3)                100%                New Jersey


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(1)  Wholly-owned subsidiary of Sun National Bank.
(2)  Incorporated in January 2006.
(3)  Incorporated in February 2006.